EXHIBIT 10.1


                              RETIREMENT AGREEMENT

     THIS RETIREMENT AGREEMENT ("Agreement") is made as of the last date set forth opposite any signature hereto by and between Gary D. Guengerich ("Employee") and American Medical Security Group, Inc., its affiliates and subsidiaries (collectively, the "Company").

                                   BACKGROUND

     Employee has been employed by the Company's affiliate, American Medical Security, Inc., to provide services as Executive Vice President and Chief
Financial Officer. Employee has decided to retire from employment with the Company and the Company has agreed to accept such retirement effective at the close of business December 31, 2002 (the "Retirement Date"). Employee and the Company desire to resolve all aspects of the employment relationship between them, provide for certain severance arrangements, and reduce their agreement to writing.

     NOW,  THEREFORE,  in consideration of the foregoing premises and the mutual
covenants   hereinafter   set  forth,   the  sufficiency  of  which  are  hereby
acknowledged, the parties agree as follows:

     1. UNCONDITIONAL PAYMENTS BY THE COMPANY. The Company agrees unconditionally to pay Employee his base pay and related benefits in accordance with the Company's practice, through and including the Retirement Date ("Salary Payments").

     2. CONDITIONAL BENEFITS TO EMPLOYEE. Subject to and conditional upon Employee executing this Agreement within the timeframe specified hereunder and upon Employee not exercising his revocation rights hereunder, and subject to fulfillment of Employee's obligations under Paragraph 5 hereof, the Company agrees to pay Employee a bonus equal to Employee's "Target Bonus" under the Company's Executive Management Incentive Program for the 2002 compensation year ("Bonus Payment"). The Bonus Payment shall be paid not later than the date on which the Company pays 2002 bonuses to its executive officers. The Salary Payments and the Bonus Payment shall be referred to collectively herein as the "Benefits".

     3. PAYMENTS UNDER THIS AGREEMENT. The Company shall withhold from the Benefits all applicable federal and state or local withholding, payroll or other taxes or charges which the company may from time to time be required to deduct under any applicable law. The Company shall have the right to rely upon an opinion of its regular accountants or other tax advisors if any questions should arise as to any such deduction(s).

     4.   WAIVER AND RELEASE OF ALL CLAIMS.

          A. EMPLOYEE'S RELEASE. In exchange for the Benefits and payments to Employee described in this Agreement (which he acknowledges to be greater, in their totality, than any benefits due him absent this Agreement), Employee hereby waives and irrevocably and unconditionally releases, and fully and forever discharges the Company and all of its past and current officers, directors, agents and employees (acting in their capacity as such), and their respective successors and assigns (the "Released Parties") from and against any and all claims, liabilities, obligations, covenants, rights, demands and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated, relating to or arising out of any agreement, act, omission, occurrence, transaction or matter up to and including the date of this Agreement including, without limitation, any and all claims relating to or arising out of his employment by the Company or the termination thereof. This Release of Claims includes, but is not limited to, any claims or remedies arising under or affected by the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, as amended, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Americans With Disabilities Act, the Fair Labor Standards Act, as amended, the Family and Medical Leave Act of 1993, the Wisconsin Fair Employment Act, as amended, the Wisconsin Family and Medical Leave Act, or any other local, state or federal laws, whether codified or not, or any claim arising in contract or in tort. This Release of Claims also includes any claims Employee may have had under the American Medical Security Group, Inc. Change of Control Severance Benefit Plan, as amended. Employee further agrees to waive any benefit which may be conferred in any administrative or judicial proceeding involving claims released hereunder.

          B. SCOPE OF WAIVER AND RELEASE. Nothing in the waivers and releases set forth in this Agreement shall be construed to apply to any rights or claims against the Company arising under this Agreement or after the date of this Agreement. This Waiver and Release will not apply to any accrued, vested benefits that Employee may have as of the Date of Separation in any benefit plan maintained by the Company. This Waiver and Release will not apply to any rights of indemnification that the Employee may have as a past or present director, officer, or employee of the Company or any of its subsidiaries under the Delaware General Corporation Law, Wisconsin Business Corporation Law and/or under Article VII of the Company's Bylaws or similar provisions of the bylaws of any of the Company's subsidiaries.

     5. EMPLOYEE'S OBLIGATIONS. In exchange for the benefits and payments to him described in this Agreement, Employee covenants and agrees as follows:

          A. RETURN OF DOCUMENTS AND EQUIPMENT. Prior to ceasing active employment at the Company's principal offices, Employee will return to the Company, and upon request certify in writing to the Company, that Employee has returned to the Company, all of the Company's papers, documents and things, including information stored for use in or with the computers and software applicable to the Company's business (and all copies thereof), which are in Employee's possession or under Employee's control, regardless of whether such papers, documents or things contain confidential information or trade secrets. In addition, Employee will return to the Company any physical equipment of the Company in the Employee's possession, including but phone, automobile and any other company-owned equipment in the possession of Employee, wherever located.


          B. CONFIDENTIAL INFORMATION. Employee acknowledges that during his employment with the Company he has received certain confidential information of the Company and/or its affiliated entities. As such, Employee has a continuing obligation and will not use, publish, disclose or authorize anyone else to use, publish or disclose, without the prior written consent of the Company, any confidential information pertaining to the Company or its affiliated entities, including, without limitation, any information relating to existing or potential business, customers, agents, trade or industrial practices, plans, costs, processes, or trade secrets. Employee agrees that the terms of this Agreement and the discussions leading to its execution are confidential and he will not disclose any information concerning them or concerning his termination of employment to anyone at any time, except to his spouse, if applicable, and his attorneys and tax advisors, any and all of whom shall be informed of these requirements and shall be bound by them, unless compelled to do so under subpoena or other judicial process.

          C. OTHER EMPLOYMENT. Employee agrees that he will not take, announce an intent to take, or allow any other person to announce his intent to take other employment prior to January 15, 2003.

          D. EXERCISE OF OPTIONS. Employee currently owns vested options to purchase shares of the Company's stock and will have additional options vest prior to the Retirement Date (Employee's Stock Options"). Employee agrees to use his best efforts to avoid exercising Employee's Stock Options in any manner that is reasonably likely to have a materially adverse effect on the intermediate or long term trading price of the Company's stock.

          E. FUTURE STATEMENTS. Employee warrants and agrees that he will refrain from making any disparaging, damaging or false statements concerning the Company, its affiliates, their management, directors, agents or employees, or their methods of doing business, their quality of services, their role in the community or their treatment of employees or medical professionals. This warranty will apply to any successor agent or assignee of the Company. Employee warrants and agrees that he will take no action or make any statements which will impugn or damage the business reputation or goodwill of the Company. Company warrants and agrees that it will not, and will use commercially reasonable efforts to ensure that its employees will not, make any disparaging, damaging or false statements concerning Employee or take any action or make any statements which would impugn or damage the business reputation of the Employee.

     6.   EXECUTION AND REVOCATION RIGHTS.

          A. Employee has the right to sign this Agreement any time within twenty-one (21) calendar days following receipt of this document.

          B. Following his signing of the Agreement, Employee has the right to revoke the Agreement at any time within seven (7) calendar days of his signing it, not including the date of his signing (the "Revocation Period"). A notice of revocation shall be given in writing and hand-delivered or mailed to:

                            American Medical Security, Inc.
                            Attn:   Vice President, Human Resources
                            P.O. Box 19032
                            Green Bay, WI 54307-9032

     A notice of revocation shall be deemed effective when delivered. This Agreement shall not become effective or enforceable until the Revocation Period has expired. If Employee gives notice of revocation during the Revocation Period, this Agreement shall become null and void, and all rights and claims of the parties which would have existed, but for the execution of this Agreement, shall be restored.

     7. REPRESENTATIONS OF EMPLOYEE. Employee represents and warrants to the Company that:

          A. BY SIGNING THIS AGREEMENT, EMPLOYEE UNDERSTANDS THAT HE HEREBY WAIVES AND RELEASES ANY AND ALL RIGHTS AND CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, ITS STATE LAW
     EQUIVALENT AND ALL OTHER CLAIMS AGAINST THE COMPANY AND THE RELEASED PARTIES ARISING UP AND TO AND INCLUDING THE DATE HE SIGNS THIS AGREEMENT;

          B. Employee has executed this Agreement on the date set forth opposite his name on the signature page hereof; and

          C. This Agreement has been carefully read by Employee, and its contents are known and understood by Employee, and is signed freely and voluntarily by Employee, who intends to be bound by it.

     8.   TAX-QUALIFIED   RETIREMENT  PLAN.   Employee   acknowledges  that  his
retirement does not constitute a retirement under any tax-qualified retirement plan of the Company.

     9. NON-ADMISSION. Neither the negotiations concerning this Agreement, nor the actual provision of consideration set forth in this document, nor the Company's drafting or execution of this document nor Employee's review and execution of this document shall be construed as an acknowledgment or admission by the Company of any liability to Employee or any other individual or entity or of any wrongdoing under federal, state or local law.

     10. ENTIRE AGREEMENT. This Agreement constitutes the complete understanding between the parties concerning all matters affecting Employee's employment with the Company and the termination thereof and supersedes all prior agreements, understandings and practices concerning such matters, including, without limitation, any prior employment agreement or engagement letter Employee may have had with the Company and the provisions of any other Company personnel documents, handbooks or policies, or any prior customs or practices of the Company with respect to bonuses, severance pay, fringe benefits or otherwise.

     11. NO PREVAILING PARTY DESIGNATION. The parties agree that this Agreement shall not be construed to render Employee a "prevailing party" within the meaning of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Fair Labor Standards Act, as amended, the Wisconsin Fair Employment Act, as amended, ERISA, or under any law, statute or ordinance allowing attorneys' fees and/or costs to a party who "prevails" in any manner or sense, nor shall this Agreement be deemed to constitute a factor supporting an award of attorneys' fees and/or costs under any law, statute or ordinance. All parties are responsible for their own attorney's fees in connection with the presentation and resolution of their disputes.

     12. GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of laws, and shall be binding upon the parties hereto and their respective successors and assigns.

     13. MODIFICATION; WAIVER. No provision of this Agreement may be modified waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by the Company.

          THIS AGREEMENT WAIVES LEGAL CLAIMS AGAINST THE COMPANY, INCLUDING POTENTIAL AGE DISCRIMINATION AND OTHER CLAIMS. YOU ARE ADVISED TO CONSULT YOUR OWN ATTORNEY PRIOR TO SIGNING THE DOCUMENT. YOU HAVE TWENTY-ONE (21) DAYS TO SIGN THIS AGREEMENT. YOUR DECISION TO SIGN THE AGREEMENT MUST BE KNOWING AND VOLUNTARY.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the last day, month and year written below.



COMPANY:                                    AMERICAN MEDICAL SECURITY GROUP INC.


                                            By: /s/ Samuel V. Miller
                                                Samuel V. Miller, President
                                                Date:  August 2, 2002


EMPLOYEE:                                   GARY D. GUENGERICH

                                            /s/ Gary D. Guengerich
                                            Date:  August 1, 2002